UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 15, 2010

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	000-27261 (Commission File Number)	93-0549963 (I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           CH2M HILL Companies Ltd. (CH2M HILL) recently renewed change of control agreements which it had in place with its employee directors, named executive officers and certain other executive officers.  The agreements were executed to be effective as of July 1, 2010 and will replace in the entirety the previously existing change of control agreements.

The new change of control agreement form was modified to update the payment entitlement trigger from the simple occurrence of a change of control event (as defined in the agreement) to a change of control event that leads, within two years of the event’s occurrence, to the termination (real or constructive) of executive’s employment with CH2M HILL.  The new change of control agreement form also includes a customary non-compete provision, which provides for a one year non-compete obligation following the executive’s separation from CH2M HILL, independent of a change of control event.  The other benefits and substantive terms of the agreements remained unchanged.

A description of the previously existing change of control agreements is set forth in the CH2M HILL Proxy Statement filed with the Securities and Exchange Commission on March 31, 2010.

The form of the new change of control agreement will be filed as an exhibit to CH2M HILL’s Form 10-Q for the quarter ended September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: October 21, 2010	By:	/s/ Margaret B. McLean
Margaret B. McLean
Senior Vice President, Chief Legal Officer & Corporate Secretary